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                                                                    EXHIBIT 99.4




                       PROXY - CORNERSTONE PROPERTIES INC.

       The undersigned stockholder of Cornerstone Properties Inc. ("Cornerstone") hereby appoints John S. Moody and Rodney C. Dimock, and each of them, as Proxies, each with the power of substitution, to vote all of the shares of Common Stock the undersigned may be entitled to vote upon all matters at
Cornerstone's Special Meeting of Stockholders to be held on June  , 2000, at   ,
New York, NY, commencing at 10:00 A.M. (local time) and at all adjournments and postponements thereof, with all powers the undersigned would possess if then and there personally present. Without limiting the general authorization and power hereby given, the undersigned directs said Proxies to cast the undersigned's vote as specified on the reverse side hereof. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR APPROVAL OF EACH OF THE PROPOSALS LISTED ON THE REVERSE SIDE HEREOF.

       Stockholders who attend the Special Meeting may revoke their proxy by casting their vote at the meeting in person.




Date: ______________________, 2000
                                        ----------------------------------------
                                        Name of Stockholder (please print)

                                        ----------------------------------------
                                        Signature

                                        ----------------------------------------
                                        Number of Shares Held

                                        ----------------------------------------
                                        Name of Correspondent Bank



      PLEASE DATE, SIGN AND MAIL THIS PROXY TODAY IN THE ENCLOSED ENVELOPE.

                        (continued on the reverse side)



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1.     To approve the Merger Agreement

                         [ ] FOR        [ ]  AGAINST        [ ]  ABSTAIN

2. To vote at the discretion of the Proxies upon such other matters as may properly come before the Special Meeting or any adjournment or postponement thereof.


                         [ ] FOR        [ ]  AGAINST        [ ]  ABSTAIN



[ ] I plan to attend the Special Meeting of Stockholders. Please send me an entry card.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF CORNERSTONE PROPERTIES INC.


                  (to be dated and signed on the reverse side)